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                            HORIZON BANCORP, INC.

                                  EXHIBIT 11

               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                         Three Months Ended                       Nine Months Ended
                                   --------------------------------       ---------------------------------
                                   September 30,      September 30,       September 30,       September 30,
                                       1995               1994                 1995               1994
                                       ----               ----                 ----               ----
PRIMARY:

Average shares outstanding           2,831,917          2,835,670            2,834,394          2,835,670
Net effect of options                    2,290                  0                  989                  0
                                    ----------         ----------           ----------         ----------
  Total                              2,834,207          2,835,670            2,835,383          2,835,670
                                    ==========         ==========           ==========         ==========

Net Income                          $2,122,000         $1,021,000           $6,269,000         $5,349,000
                                    ==========         ==========           ==========         ==========

Earnings Per Share                       $0.75              $0.71                $2.21              $1.89
                                         =====              =====                =====              =====


FULLY DILUTED:

Average share outstanding            2,831,917          2,835,670            2,834,394          2,835,670
Net effect of options                    3,188                  0                3,188                  0
                                    ----------         ----------           ----------         ----------
  Total                              2,835,105          2,835,670            2,837,582          2,835,670
                                    ==========         ==========           ==========         ==========

Net Income                          $2,122,000         $1,743,000           $6,269,000         $5,349,000
                                    ==========         ==========           ==========         ==========

Earnings Per Share                       $0.75              $0.71                $2.21              $1.89
                                         =====              =====                =====              =====
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